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        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter, dated September 19, 1997, to the Board of Directors of AmerUs Life Holdings, Inc. (the "Company") as Annex II to the Joint Proxy Statement/Prospectus of the Company relating to the proposed acquisition by merger of AmVestors Financial Corporation by the Company and (ii) all references to DLJ in the sections captioned "Summary", "Background of the Merger", "AmerUs' Reasons for the Merger and the Stock Issuance; Recommendation of the AmerUs Board" and "Opinion of the Financial Advisor to the AmerUs Board", of the Joint Proxy Statement/Prospectus of AmerUs Life Holdings, Inc. and AmVestors Financial Corporation which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION



                                          By:/s/David M. Platter
                                             ----------------------------
                                             David M. Platter
                                             Managing Director


New York, New York
November 11, 1997